Bingham McCutchen LLP
One Federal Street
Boston, Massachusetts 02110

September 30, 2013

Aquila Funds Trust
380 Madison Avenue, Suite 2300
New York, New York  10017

Re:           Aquila Funds Trust

Ladies and Gentlemen:

We have acted as counsel to Aquila Funds Trust, a Massachusetts business trust, in its individual capacity (the “Trust”), and on behalf of its series, Aquila Three Peaks Opportunity Growth Fund (the “Fund”), in connection with Post-Effective Amendment Number 33 to the Trust’s Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission on or about September 30, 2013 (the “Registration Statement”), with respect to the issuance of Class A, Class C, Class I and Class Y shares of beneficial interest (the “Shares”) of the Fund.  You have requested that we deliver this opinion to you in connection with the Trust’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a)           A certificate of the Secretary of the State of the Commonwealth of Massachusetts dated as of a recent date, as to the existence of the Trust;

(b)           A copy, certified by the Secretary of the State of the Commonwealth of Massachusetts, of the Trust’s Declaration of Trust and of all amendments thereto on file in the office of the Secretary of State (the “Declaration”);

(c)           A certificate executed by the Secretary of the Trust, certifying as to, and attaching copies of, the Declaration, the Trust’s By-Laws (the “By-Laws”), and the resolutions adopted by the Trustees of the Trust authorizing the issuance of the Shares (the “Resolutions”); and

Aquila Funds Trust
September 30, 2013

(d)           a printer’s proof, received on September 30, 2013, of the Registration Statement.

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.  We have assumed for the purposes of this opinion that the Registration Statement as filed with the Securities and Exchange Commission will be in substantially the form of the printer’s proof referred to in paragraph (d) above.  We have also assumed for the purposes of this opinion that the Declaration, the By-Laws and the Resolutions will not have been amended, modified or withdrawn and will be in full force and effect on the date of issuance of such Shares.

This opinion is based entirely on our review of the documents listed above and such other documents as we have deemed necessary or appropriate for the purposes of this opinion and such investigation of law as we have deemed necessary or appropriate.  We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts, as applied by courts located in Massachusetts (other than the Massachusetts securities laws, as to which we express no opinion), to the extent such laws may apply to or govern the transactions referred to herein, and we express no opinion with respect to the laws of any other jurisdiction.  No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply to such transactions.  Further, we express no opinion as to any state or federal securities laws, including, as aforesaid, the Massachusetts securities laws.  In addition, to the extent that the Declaration or the By-Laws refer to, incorporate or require compliance with, the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Trust, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Trust with such Act and such other laws and regulations.

Aquila Funds Trust
September 30, 2013

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, please be advised that it is our opinion that the Shares, when issued and sold in accordance with the Declaration, the By-Laws  and the Registration Statement, will be validly issued, fully paid and nonassessable, except that shareholders of a Fund may under certain circumstances be held personally liable for its obligations.

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In rendering this opinion and giving this consent, we do not admit that we are “experts” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Bingham McCutchen LLP

BINGHAM McCUTCHEN LLP